Exhibit 11.1

                                         Tracor, Inc.
                 Computation of Income per Common and Common Equivalent Share
                        Years Ended December 31, 1996, 1995, and 1994

                                                              1996            1995           1994
                                                              ----            ----           ----
                                                            (In thousands, except per share amounts)
Primary:
  Net Income                                                 $36,614         $27,863        $18,547
  Adjustments, net of income taxes:
    Interest expense                                             424           1,865          2,575
    Investment income                                             -               -              -
                                                             -------         -------        -------
  Adjusted net income                                        $37,038         $29,728        $21,122
                                                             =======         =======        =======
  Weighted average common shares outstanding                  19,720          13,188         10,387
  Weighted average common share equivalents:
    Assumed exercise of warrants                               6,099          12,450         12,925
    Assumed exercise of options                                1,566           1,214            899
    Assumed purchase of common shares for treasury            (2,055)         (2,684)        (2,098)
                                                             -------         -------        -------
    Net weighted average additional shares issuable            5,610          10,980         11,726
                                                             -------         -------        -------
  Common and common equivalent shares                         25,330          24,168         22,113
                                                             =======         =======        =======
  Net income per common and common equivalent share            $1.46           $1.23          $ .96
                                                               =====           =====          =====
Fully diluted:
  Net Income                                                 $36,614         $27,863        $18,547
  Adjustments, net of income taxes:
    Interest expense                                             360           1,802          2,076
    Investment income                                             -               -              -
                                                             -------         -------        -------
  Adjusted net income                                        $36,974         $29,665        $20,623
                                                             =======         =======        =======
  Weighted average common shares outstanding                  19,720          13,188         10,387
  Weighted average common share equivalents:
    Assumed exercise of warrants                               6,099          12,450         12,925
    Assumed exercise of options                                1,566           1,214            899
    Assumed purchase of common shares for treasury            (2,032)         (2,684)        (2,098)
                                                             -------         -------        -------
    Net weighted average additional shares issuable            5,633          10,980         11,726
                                                             -------         -------        -------
  Common and common equivalent shares                         25,353          24,168         22,113
                                                             =======         =======        =======
  Net income per common and common equivalent share            $1.46           $1.23          $ .93
                                                               =====           =====          =====
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